Exhibit 99.1

Solid Power, Inc. Announces Full Year 2021 Financial Results

Financial results and business update call scheduled for 5:00 PM ET today

LOUISVILLE, Colo., March 22, 2022 – Solid Power, Inc. (Nasdaq: SLDP), an industry-leading developer of all-solid-state battery cells for electric vehicles, today announced its financial results for the full year ended December 31, 2021.

Recent business highlights:

•	The completion of Solid Power’s business combination on December 8, 2021, resulting in net cash proceeds of $495 million to fund its product development and strategic growth plans

•	Completion of all planned 2021 milestones, including the start of production of 20 Ah high-content silicon anode cells (“Silicon EV Cells”) on the Company’s pilot production line

•	Partnership with leading lithium-ion cell producer SK Innovation Co., Ltd. to validate that Solid Power’s all-solid-state cell designs and production processes are scalable and to produce EV-scale cells as part of the Company’s automotive qualification process

•	Nearing completion of first EV-scale pilot manufacturing line

•	Continued progress on electrolyte production facility, which will support the Company‘s EV cell line and automotive qualification endeavors

“2021 was a transformational year for Solid Power, highlighted by key operational and strategic successes that accelerated the company’s growth potential,” said Doug Campbell, Chief Executive Officer of Solid Power. “Having secured substantial funding, we are focused on executing on our development roadmap while putting into place key operating capabilities to produce full-scale all-solid-state EV battery cells for our partner’s automotive qualification processes. We are also strengthening our team and processes to ensure our governance and operations reflect our high standards while we deliver value to our stakeholders.”

Campbell continued, “As the pace of EV technology adoption continues to increase, we are seeing battery customers intensify their interest and commitment to our all-solid-state value proposition. To meet the anticipated demand, we are accelerating investments in our operations, production equipment, and technology development. While these actions will not speed up our timeline to complete automotive qualification, we believe they can lower execution risk associated with our product development and associated revenue plan. We expect these efforts will also enhance cooperation with our current partners and give us the flexibility to onboard additional partners as we see fit.”

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Financial Highlights:

Revenue for the full year 2021 was $2.7 million and operating loss was $26.5 million, including $17.1 million in research and development costs. 2021 net income attributable to common stockholders was $12.7 million, or $0.11 per diluted share.

Solid Power ended the year with cash and cash equivalents of $513 million and marketable securities of $76 million, which it expects to use to support its continued technical development and scale-up of operational capabilities.

2022 Outlook:

Solid Power is focused on delivering the following key milestones for 2022:

•	Delivering 2 Ah and 20 Ah Silicon EV Cells to automotive partners

•	Completing pilot EV line and commencing cell production

•	Completing construction of electrolyte production facility

•	Delivering EV-scale Silicon EV Cells to our automotive partners by the end of the year

•	Formally entering the automotive qualification process with our EV-scale Silicon EV Cell

To execute on this plan, Solid Power estimates that in 2022, capital expenditures will range from $85 million to $95 million and cash used in operations will be between $65 million and $75 million. Total cash investment will range between $150 million and $170 million.

The Company expects 2022 revenue to range from $3.0 million to $5.0 million.

Webcast and Conference Call

Solid Power will host a conference call at 3:00 p.m. MT (5:00 p.m. ET) today, March 22, 2022. Participating on the call will be Doug Campbell, Chief Executive Officer, and Kevin Paprzycki, Chief Financial Officer.

Interested investors and other parties can listen to a webcast of the live conference call through Solid Power’s Investor Relations website at ir.solidpowerbattery.com.

The conference call can be accessed live over the phone by dialing +1-877-407-0792 (domestic) or +1-201-689-8263 (international).

A recording of the conference call will be available approximately three hours after the completion of the call at ir.solidpowerbattery.com or by dialing +1-844-512-2921 (domestic) or +1-412-317-6671 (international). The pin number for the replay is 13727743. The replay will be available until 11:59 p.m. ET on April 5, 2022.

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Solid Power also posted a presentation to its investor relations website at https://ir.solidpowerbattery.com.

About Solid Power, Inc.

Solid Power is an industry-leading developer of all-solid-state rechargeable battery cells for electric vehicles and mobile power markets. Solid Power replaces the flammable liquid electrolyte in a conventional lithium-ion battery with a proprietary sulfide-based solid electrolyte. As a result, Solid Power's all-solid-state battery cells are expected to be safer and more stable across a broad temperature range, provide an increase in energy density compared to the best available rechargeable battery cells, enable less expensive, more energy-dense battery pack designs and be compatible with traditional lithium-ion manufacturing processes. For more information, visit http://www.solidpowerbattery.com/.

Forward Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include our financial guidance for 2022, future financial performance and our strategy, expansion plans, market opportunity, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management and expectations regarding the impact of the COVID-19 pandemic on our business and industry.  These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require, and to do so in advance of the development of competing technologies; (ii) risks relating to the non-exclusive nature of our original equipment manufacturers and joint development agreement relationships; (iii) our ability to negotiate and execute supply agreements with our partners on commercially reasonable terms; (iv) our ability to protect our intellectual property, including in jurisdictions outside of the United States; (v) broad market adoption of electric vehicles and other technologies where we are able to deploy our all-solid-state batteries, if developed successfully; (vi) our success in retaining or recruiting, or changes required in, our officers, key employees, including technicians and engineers, or directors; (vii) changes in applicable laws or regulations; (viii) risks related to technology systems and security breaches; (ix) the possibility that COVID-19 or a future pandemic may adversely affect our results of operations, financial position and cash flows; (x) the possibility that we may be adversely affected by other economic, business or competitive factors, including supply chain interruptions, and may not be able to manage other risks and uncertainties; (xi) changes in applicable laws or regulations; (xii) risks relating to our status as an early stage company with a history of financial losses, and an expectation to incur significant expenses and continuing losses for the foreseeable future; (xiii) rollout of our business plan and the timing of expected business milestones; (xiv) the termination or reduction of government clean energy and electric vehicle incentives; (xv) delays in the construction and operation of production facilities; (xvi) changes in domestic and foreign business, market, financial, political and legal conditions; and (xvii) the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” section of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) and other documents filed by Solid Power from time to time with the SEC, all of which are or will be, in the case of the Form 10-K, available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

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Contact Information

For Investors:

Kevin Paprzycki

Chief Financial Officer

1 (800) 799-7380

investors@solidpowerbattery.com

For Media:

Will McKenna

Marketing Communications Director

(720) 598-2877

press@solidpowerbattery.com

Website: www.solidpowerbattery.com

Twitter: https://twitter.com/SolidPowerInc

LinkedIn: https://www.linkedin.com/company/solid-power

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Solid Power, Inc.

Consolidated Balance Sheets

(in thousands, except par value, share amounts, and per-share amounts)

	As of December 31,
	2021	2020
Current assets:
Cash and cash equivalents	$513,447	$4,974
Marketable securities	75,885	-
Contract receivables	829	277
Prepaid expenses and other current assets	4,216	227
Total current assets	594,377	5,478

Property and Equipment, Net	22,082	8,481
Other Assets	602	-
Intangible Assets, Net	619	248
Total assets	$617,680	$14,207

Current liabilities:
Accounts payable	$4,326	$202
Current portion of long-term debt	120	1,235
Deferred revenue	500	38
Accrued and other current liabilities:
Accrued compensation	1,151	295
Accrued interest	-	13
Other accrued liabilities	2,269	61
Total current liabilities	8,366	1,844

Long-term debt	10	1,489
Warrant liabilities	50,020	-
Convertible notes payable	-	3,612
Embedded derivative liability	-	2,817
Other long-term liabilities	393	321
Deferred taxes	226	252
Total liabilities	$59,015	$10,335

Stockholders equity:
Common stock, $0.0001 par value; 2,000,000,000 and 122,507,000 shares authorized; 167,557,988 and 69,885,084 shares issued and outstanding as of December 31, 2021 and 2020, respectively	17	7
Additional paid-in capital	568,183	31,492
Accumulated deficit	(9,535)	(27,627)

Total stockholders' equity	$558,665	$3,872
Total liabilities and stockholders' equity	$617,680	$14,207

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Solid Power, Inc.

Consolidated Statements of Operations

(in thousands, except per-share amounts)

	Years Ended December 31,
	2021	2020
Revenue	$2,712	$2,103

Operating expenses
Direct costs	3,073	1,670
Research and development	17,102	9,594
Marketing and sales	3,428	1,205
General and administrative	5,655	1,227
Total operating expenses	29,258	13,696

Operating loss	(26,546)	(11,593)

Nonoperating income (expense)
Interest income	56	28
Change in fair value of warrant liabilities	51,233	-
Interest expense	(394)	(361)
Other expense	(3,602)	-
Loss from change in fair value of debt	-	(437)
Loss from change in fair value of embedded derivative liability	(2,680)	(2,817)
Gain of loan extinguishment	-	923
Total nonoperating income (loss)	44,613	(2,664)

Pretax income (loss)	18,067	(14,257)

Income tax (benefit) expense	(25)	118

Net income (loss)	18,092	(14,375)

Premium paid on repurchase of redeemable convertible preferred stock	(5,436)	-

Net income (loss) attributable to common stockholders	$12,656	$(14,375)

Basic earnings (loss) per share	$0.13	$(0.21)
Diluted earnings (loss) per share	$0.11	$(0.21)

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Solid Power, Inc.

Consolidated Statements of Cash Flows

(in thousands, except per-share amounts)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities
Net income (loss)	$18,092	$(14,375)
Adjustments to reconcile net income (loss) to net cash and cash equivalents from operating activities:
Depreciation and amortization	2,360	2,067
Loss on sale of property and equipment	11	7
(Gain) on extinguishment of debt	-	(923)
Stock compensation expense	2,714	182
Stock warrant issue	-	16
Deferred taxes	(25)	118
Warrant liabilities	(51,233)	-
Accrued interest on convertible notes payable to be paid in kind	-	165
Non-cash interest expense on convertible notes payable	263	437
Loss from change in fair value of embedded derivative liability	2,680	2,817
Changes in operating assets and liabilities that provided (used) cash and cash equivalents:
Contract receivables	(552)	(248)
Due from related party	-	244
Prepaid expenses and other current assets	(3,865)	23
Accounts payable	778	(120)
Deferred revenue	462	(421)
Accrued and other liabilities	2,801	77
Deferred rent	74	(61)
Net cash and cash equivalents used by operating activities	(25,440)	(9,995)

Cash flows from investing activities
Purchases of property and equipment	(12,617)	(1,020)
Purchase of marketable securities	(75,885)	-
Purchases of intangible assets	(381)	(40)
Net cash and cash equivalents used by investing activities	(88,883)	(1,060)

Cash flows from financing activities
Proceeds from debt	960	923
Proceeds from issuance of Series B preferred stock	135,579	-
Preferred stock issuance costs	(4,511)	-
Payments of debt	(3,557)	(676)
Proceeds from issuance of convertible note payable	4,875	5,125
Proceeds from exercise of common stock options	106	23
Proceeds from exercise of common stock warrants	15	-
Business combination, net of transaction costs	495,370	-
Redemption of preferred stock	(6,041)	-
Net cash and cash equivalents used by financing activities	622,796	5,395

Net increase (decrease) in cash and cash equivalents	508,473	(5,660)

Cash and cash equivalents - beginning of the year	4,974	10,634

Cash and cash equivalents - end of the year	$513,447	$4,974

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